Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC.
REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

New York, New York - August 1, 2007 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the second quarter ended July 7, 2007. Revenues for the second quarter of 2007 totaled $904 million versus revenues of $924 million for the second quarter of 2006.

The Company reported a loss per share of $0.44 for the second quarter of 2007, as compared to earnings per share of $0.32 in the same period last year. Excluding results of our discontinued operations, the impact of severance and other expenses related to restructuring activities and the strategic review of operations and certain other charges, adjusted earnings per share from continuing operations for the second quarter of 2007 were $0.17, as compared with $0.39 for the same period last year, as detailed in the accompanying schedule.

Wesley R. Card, President and Chief Executive Officer, stated, "Several of our businesses, including brands in our Denim, Sportswear, Better Apparel and Wholesale Footwear and Accessories businesses performed well during the quarter, as expected, reflecting the strength of our core Jones New York, Nine West and Anne Klein brands. The negative sales trend, however, in the overall retail environment in the second quarter heavily impacted our results. Further affecting results were our company-owned retail stores, which continued to trend negatively throughout the second quarter as comparable store sales were down 8.0% for the period, with heavy promotional selling to clear excess inventory. Our wholesale businesses, although overall positive performers, were also impacted by the softening retail atmosphere and required us to provide higher than planned markdown support to our retail partners in the quarter."

John T. McClain, Chief Financial Officer, commented, "We ended the quarter with $967 million of total debt and, net of $54 million cash on hand, our debt to total capitalization ratio was 29.2%, in line with our expectations. Our cash used by operating activities during the period was $6 million, compared with cash provided by operating activities of $261 million in the prior year. The decrease in cash from operations was the result of lower earnings, the timing of shipments and payments for inventory, as well as the absence of the positive impact from the exit of Polo Jeans Company, which benefited last year."

Mr. Card continued, "Based on our performance to date, the impending sale of our Barneys retail operations and the exit from most of our Moderate Sportswear labels, and the continued potential for weakening in the retail environment, we have adjusted our outlook for 2007. We are now targeting 2007 full year adjusted earnings per share to be in a range of $1.28 to $1.34, compared to 2006 adjusted earnings per share of $2.19. Continuing operations are forecast to fall in an adjusted EPS range of $1.20 to $1.25."

Mr. Card concluded, "I firmly believe there is opportunity for Jones in our core brands - Jones New York, Anne Klein and Nine West, as well as our denim family of brands, including Gloria Vanderbilt and l.e.i. To that end, the management team, at the direction of the Board of Directors, is focused on stabilizing Jones and strategically investing in growing our brands for the future benefit of our shareholders. We have a highly talented and energized team of people across all of our operating divisions and they are reinvigorating our commitment to product quality and excellence in execution. I am confident that, by working together with a clear focus on strategic growth and investment, we will return the Company to a period of better predictability and consistency, and sustainable, improved profitability."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.14 per share to all common stockholders of record as of August 17, 2007 for payment on August 31, 2007.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com. The call will be recorded and made available through August 9 and may be accessed by dialing 877-344-7529. Enter account number 409163.

Presentation of Information in the Press Release

In an effort to provide investors with additional information regarding the Company's consolidated operating results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release non-GAAP financial information regarding the effect on earnings per share of the strategic review of its operations, the loss on the sale of the Polo Jeans Company business, restructuring costs, the costs associated with the termination of certain licensing agreements and certain other items. The Company believes that providing this further information will allow investors to better analyze its ongoing results. The Company has also provided a reconciliation of its GAAP results to adjusted results. The Company has not provided a reconciliation with respect to 2007 targeted earnings per share growth given that it is an estimate derived from projected results.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through our chain of specialty retail and value-based stores, and operates the Barneys New York chain of luxury stores. The Company's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involves risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to identify acquisition candidates and, in an increasingly competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor and advertising;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with the new environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A - Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data

	SECOND QUARTER				SIX MONTHS
	2007		2006		2007		2006

Net sales	$894.5	99.0%	$ 909.6	98.5%	$ 1,959.0	98.8%	$ 1,973.2	98.5%
Licensing income (net)	9.2	1.0%	9.6	1.0%	21.4	1.1%	21.3	1.1%
Service and other revenue	0.2	0.0%	4.7	0.5%	2.0	0.1%	7.9	0.4%

Total revenues	903.9	100.0%	923.9	100.0%	1,982.4	100.0%	2,002.4	100.0%
Cost of goods sold	613.7	67.9%	586.7	63.5%	1,327.1	66.9%	1,277.8	63.8%

Gross profit	290.2	32.1%	337.2	36.5%	655.3	33.1%	724.6	36.2%
SG&A expenses	263.1	29.1%	280.5	30.4%	544.9	27.5%	544.8	27.2%
Trademark impairments	69.0	7.6%	-	-	69.0	3.5%	-	-
Impairments of assets held for sale	30.4	3.4%	-	-	30.4	1.5%	-	-
Loss on sale of Polo Jeans Company business	-	-	-	-	-	-	45.1	2.3%

(Loss) income from operations	(72.3)	(8.0%)	56.7	6.1%	11.0	0.6%	134.7	6.7%
Net interest expense and financing costs	(13.1)	(1.4%)	(10.2)	(1.1%)	(27.4)	(1.4%)	(23.9)	(1.2%)
Equity in earnings of unconsolidated affiliates	1.5	0.2%	0.9	0.1%	2.1	0.1%	1.8	0.1%

(Loss) income from continuing operations before taxes	(83.9)	(9.3%)	47.4	5.1%	(14.3)	(0.7%)	112.6	5.6%
(Benefit) provision for income taxes	(32.8)	(3.6%)	17.0	1.8%	(7.6)	(0.4%)	61.6	3.1%

(Loss) income from continuing operations	(51.1)	(5.7%)	30.4	3.3%	(6.7)	(0.3%)	51.0	2.5%

Income from discontinued operations before taxes	8.2	0.9%	11.2	1.2%	15.6	0.8%	17.3	0.9%
Provision for income taxes	4.2	0.5%	5.0	0.5%	8.1	0.4%	7.7	0.4%

Income from discontinued operations	4.0	0.4%	6.2	0.7%	7.5	0.4%	9.6	0.5%

Cumulative effect of change in accounting for share-based payments, net of tax	-	-	-	-	-	-	1.9	0.1%

Net (loss) income	$ (47.1)	(5.2%)	$ 36.6	4.0%	$ 0.8	0.0%	$ 62.5	3.1%

Shares outstanding - diluted	107.1		113.5		109.0		114.5
Earnings per share - diluted
(Loss) income from continuing operations	$(0.48)		$0.27		$(0.06)		$0.45
Income from discontinued operations	$0.04		$0.05		$0.07		$0.08
Cumulative effect of change in accounting principle	-		-		-		$0.02
Net (loss) income	$(0.44)		$0.32		$0.01		$0.55

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions except per share data

	SECOND QUARTER		SIX MONTHS
	2007	2006	2007	2006

(Loss) income from continuing operations (as reported)	$(51.1)	$ 30.4	$(6.7)	$ 51.0
(Benefit) provision for income taxes	(32.8)	17.0	(7.6)	61.6
Loss on sale of Polo Jeans Company business (a)	-	-	-	45.1
Impairments of assets held for sale (b)	30.4	-	30.4	-
Items affecting segment income:
Trademark impairments (c)	69.0	-	69.0	-
Severance and other expenses related to strategic review of operations, and certain other items (d)	11.8	22.4	21.7	28.7

Adjusted income from continuing operations before taxes	27.3	69.8	106.8	186.4
Adjusted provision for income taxes	9.2	25.5	38.1	68.8

Adjusted income from continuing operations	$ 18.1	$ 44.3	$ 68.7	$ 117.6

(Loss) earnings per share from continuing operations - diluted (as reported)	$(0.48)	$ 0.27	$(0.06)	$ 0.45
(Benefit) provision for income taxes	(0.31)	0.15	(0.07)	0.54
Loss on sale of Polo Jeans Company business (a)	-	-	-	0.39
Impairments of assets held for sale (b)	0.28	-	0.28	-
Items affecting segment income:
Trademark impairments (c)	0.64	-	0.63	-
Severance and other expenses related to strategic review of operations, and certain other items (d)	0.11	0.20	0.20	0.25

Adjusted income from continuing operations before taxes	0.24	0.62	0.98	1.63
Adjusted provision for income taxes	0.08	0.23	0.35	0.60
Adjustment for using diluted share count (e)	0.01	-	-	-

Adjusted earnings per share from continuing operations - diluted	$ 0.17	$ 0.39	$ 0.63	$ 1.03

Breakdown of items affecting segment income by segment:
Wholesale better apparel	$ 1.1	$ 5.6	$ 8.5	$ 7.6
Wholesale moderate apparel	8.6	0.2	9.9	0.7
Wholesale footwear and accessories	0.5	11.9	0.9	14.8
Retail	1.2	3.2	1.6	3.8
Licensing, other & eliminations	69.4	1.5	69.8	1.8

Total	$ 80.8	$ 22.4	$ 90.7	$ 28.7

Adjusted segment margins
Wholesale better apparel	9.2%	9.8%	14.4%	14.8%
Wholesale moderate apparel	4.6%	8.9%	6.5%	10.8%
Wholesale footwear and accessories	8.3%	9.5%	10.6%	11.8%
Retail	(2.0%)	10.3%	(6.0%)	6.2%

Total	4.3%	8.6%	6.6%	10.0%

(a)	Represents the net loss recorded in relation to the settlement of the litigation with Polo Ralph Lauren Corporation and sale of our Polo Jeans Company operations to Polo Ralph Lauren Corporation in February 2006.
(b)	Represents the loss recorded relating to the adjustment of certain assets to their net realizable value in anticipation of the sale of certain moderate sportswear brands.
(c)	Represents the impairments recorded in accordance with SFAS No. 142, resulting from the shutdown of certain of our moderate sportswear brands.
(d)	Represents certain items and charges incurred in relation to the overall strategic review of operations, inclusive of the charges related to the closure of our Stein Mart leased shoe departments as announced in May 2006.
(e)	In accordance with SFAS No. 128, the calculation of diluted shares for the purpose of generating GAAP EPS does not include any antidilutive items (options and restricted stock) that would result in a lower loss per share. Since the non-GAAP adjustments would result in projected adjusted net income, these items would become dilutive to EPS. This adjustment represents the impact of including these dilutive items in the calculation of diluted shares for generating the projected adjusted EPS.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Moderate Apparel	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended July 7, 2007
Revenues from external customers	$ 230.0	$ 255.6	$ 215.9	$ 193.2	$ 9.2	$ 903.9
Intersegment revenues	35.1	4.2	10.9	-	(50.2)	-

Total revenues	265.1	259.8	226.8	193.2	(41.0)	903.9

Segment income (loss)	$ 23.4	$ 3.5	$ 18.4	$(5.1)	$ (82.1)	(41.9)

	8.8%	1.3%	8.1%	(2.6%)		(4.6%)
Net interest expense						(13.1)
Impairment of assets held for sale						(30.4)
Equity in earnings of unconsolidated affiliates						1.5

Loss from continuing operations before provision for income taxes						$(83.9)

Segment income (loss)	$ 23.4	$ 3.5	$ 18.4	$(5.1)	$ (82.1)	$ (41.9)
Adjustments affecting segment income	1.1	8.6	0.5	1.2	69.4	80.8

Adjusted segment income (loss)	$ 24.5	$ 12.1	$ 18.9	$(3.9)	$ (12.7)	$ 38.9

Adjusted segment margin	9.2%	4.6%	8.3%	(2.0%)		4.3%

For the fiscal quarter ended July 1, 2006
Revenues from external customers	$ 229.3	$ 267.9	$ 203.2	$ 213.2	$ 10.3	$ 923.9
Intersegment revenues	32.9	0.9	10.4	-	(44.2)	-

Total revenues	262.2	268.8	213.6	213.2	(33.9)	923.9

Segment income	$ 20.1	$ 23.6	$ 8.3	$ 18.7	$ (14.0)	56.7

	7.7%	8.8%	3.9%	8.8%		6.1%
Net interest expense						(10.2)
Equity in earnings of unconsolidated affiliates						0.9

Income from continuing operations before provision for income taxes						$ 47.4

Segment income	$ 20.1	$ 23.6	$ 8.3	$ 18.7	$ (14.0)	$ 56.7
Adjustments affecting segment income	5.6	0.2	11.9	3.2	1.5	22.4

Adjusted segment income	$ 25.7	$ 23.8	$ 20.2	$ 21.9	$ (12.5)	$ 79.1

Adjusted segment margin	9.8%	8.9%	9.5%	10.3%		8.6%

For the fiscal six months ended July 7, 2007
Revenues from external customers	$ 569.9	$ 560.5	$ 465.2	$ 365.1	$ 21.7	$ 1,982.4
Intersegment revenues	78.2	7.3	27.9	-	(113.4)	-

Total revenues	648.1	567.8	493.1	365.1	(91.7)	1,982.4

Segment income (loss)	$ 85.0	$ 27.6	$ 51.5	$(23.6)	$ (99.1)	41.4

	13.1%	4.9%	10.4%	(6.5%)		2.1%
Net interest expense						(27.4)
Impairment of assets held for sale						(30.4)
Equity in earnings of unconsolidated affiliates						2.1

Loss from continuing operations before provision for income taxes						$(14.3)

Segment income (loss)	$ 85.0	$ 27.6	$ 51.5	$(23.6)	$ (99.1)	$ 41.4
Adjustments affecting segment income	8.5	9.9	0.9	1.6	69.8	90.7

Adjusted segment income (loss)	$ 93.5	$ 37.5	$ 52.4	$(22.0)	$ (29.3)	$ 132.1

Adjusted segment margin	14.4%	6.5%	10.6%	(6.0%)		6.6%

For the fiscal six months ended July 1, 2006
Revenues from external customers	$ 567.0	$ 600.0	$ 431.1	$ 381.8	$ 22.5	$ 2,002.4
Intersegment revenues	70.7	2.2	22.5	-	(95.4)	-

Total revenues	637.7	602.2	453.6	381.8	(72.9)	2,002.4

Segment income	$ 86.7	$ 64.1	$ 38.6	$ 15.2	$ (24.8)	179.8

	13.6%	10.6%	8.5%	4.0%		9.0%
Loss on sale of Polo Jeans Company business						(45.1)
Net interest expense						(23.9)
Equity in earnings of unconsolidated affiliates						1.8

Income from continuing operations before provision for income taxes						$ 112.6

Segment income	$ 86.7	$ 64.1	$ 38.6	$ 15.2	$ (24.8)	$ 179.8
Adjustments affecting segment income	7.6	0.7	14.8	3.8	1.8	28.7

Adjusted segment income	$ 94.3	$ 64.8	$ 53.4	$ 19.0	$ (23.0)	$ 208.5

Adjusted segment margin	14.8%	10.8%	11.8%	5.0%		10.4%

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	July 7, 2007	July 1, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 53.6	$ 83.2
Accounts receivable, net of allowances of $29.9 and $27.5 for doubtful accounts, discounts, returns and co-op advertising	374.5	355.8
Inventories	535.7	482.2
Assets held for sale	645.3	192.1
Deferred taxes	68.8	43.1
Other current assets	60.6	56.6

TOTAL CURRENT ASSETS	1,738.5	1,213.0
Property, plant and equipment, at cost, less accumulated depreciation and amortization	283.3	256.0
Goodwill	1,051.9	1,493.2
Other intangibles, less accumulated amortization	626.6	641.1
Deferred taxes	14.5	-
Assets held for sale	-	512.8
Other assets	52.9	49.9

	$ 3,767.7	$ 4,166.0

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ 184.1	$ -
Current portion of capital lease obligations	3.9	3.9
Accounts payable	219.1	231.0
Liabilities related to assets held for sale	165.9	67.7
Income taxes payable	5.9	50.8
Accrued expenses and other current liabilities	127.2	115.9

TOTAL CURRENT LIABILITIES	706.1	469.3

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	779.0	787.2
Deferred taxes	-	154.7
Liabilities related to assets held for sale	-	86.0
Other	73.0	68.4

TOTAL NONCURRENT LIABILITIES	852.0	1,096.3

TOTAL LIABILITIES	1,558.1	1,565.6

STOCKHOLDERS' EQUITY	2,209.6	2,600.4

	$ 3,767.7	$ 4,166.0

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

	Six Months Ended
	July 7, 2007	July 1, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 0.8	$ 62.5
Income from discontinued operations	(7.5)	(9.6)

(Loss) income from continuing operations	(6.7)	52.9

Adjustments to reconcile net income to net cash (used in) provided by operating activities, net of sale of Polo Jeans Company business:
Loss on sale of Polo Jeans Company business	-	45.1
Cumulative effect of change in accounting for share-based payments	-	(3.1)
Amortization expense in connection with employee stock options and restricted stock	8.6	7.2
Depreciation and other amortization	37.9	35.2
Trademark impairments	69.0	-
Impairments of assets held for sale	30.4	-
Equity in earnings of unconsolidated affiliates	(2.1)	(1.8)
Provision for losses on accounts receivable	0.3	0.1
Deferred taxes	(35.1)	15.0
Other items, net	(3.3)	0.6
Changes in operating assets and liabilities:
Accounts receivable	(36.9)	40.7
Inventories	(25.1)	40.8
Prepaid expenses and other current assets	3.1	6.0
Other assets	1.0	2.3
Accounts payable	(54.3)	10.4
Income taxes payable	(5.0)	(1.3)
Accrued expenses and other current liabilities	(9.3)	(10.3)
Other liabilities	0.2	3.9

Total adjustments	(20.6)	190.8

Net cash (used in) provided by operating activities of continuing operations	(27.3)	243.7
Net cash provided by operating activities of discontinued operations	21.4	17.4

Net cash (used in) provided by operating activities	(5.9)	261.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of Polo Jeans Company business	-	350.6
Capital expenditures	(47.7)	(37.6)
Other	2.8	0.1

Net cash (used in) provided by investing activities of continuing operations	(44.9)	313.1
Net cash used in investing activities of discontinued operations	(26.9)	(27.3)

Net cash (used in) provided by investing activities	(71.8)	285.8

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under credit facilities	84.1	(129.5)
Redemption at maturity of 7.875% Senior Notes	-	(225.0)
Principal payments on capitalized leases	(1.9)	(2.3)
Purchases of treasury stock	-	(125.1)
Dividends paid	(30.4)	(27.2)
Proceeds from exercise of employee stock options	10.3	13.3
Net cash advances to discontinued operations	(5.6)	(8.2)
Excess tax benefits from share-based payment arrangements	2.4	1.8

Net cash provided by (used in) financing activities of continuing operations	58.9	(502.2)
Net cash provided by financing activities of discontinued operations	1.8	8.2

Net cash provided by (used in) financing activities	60.7	(494.0)

EFFECT OF EXCHANGE RATES ON CASH	2.6	0.6

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(14.4)	53.5
CASH AND CASH EQUIVALENTS, BEGINNING, including $7.2 and $6.9 reported under assets held for sale	71.5	34.9

CASH AND CASH EQUIVALENTS, ENDING, including $3.5 and $5.2 reported under assets held for sale	$ 57.1	$ 88.4